[DAMES & MOORE GROUP LETTERHEAD]





------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE


                          DAMES & MOORE GROUP REPORTS
                              FISCAL 1999 RESULTS

     LOS ANGELES, May 26, 1999--Dames & Moore Group (NYSE:DM) today reported earnings per share on a diluted basis, before charges related to the company's acquisition of Radian International LLC, of $1.12 for the fiscal year ended March 26, 1999 compared with $1.07 per share for the fiscal year ended March 27, 1998. Diluted earnings per share for the fourth quarter of fiscal 1999 were $0.27 compared with $0.24 for the fourth quarter of fiscal 1998. Earnings from operations before acquisition-related restructuring charges were $52.2 million for the year compared with $42.8 million for the prior year. Earnings per share after acquisition-related charges and extraordinary items was $(0.02). Earnings from operations after acquisition-related restructuring charges were $23.9 million after giving affect to the $28.2 million restructuring charge. The net (loss) after restructuring charges and extraordinary items was $(303,000) for the year compared with net earnings of $19.3 million for the prior year. Net revenues were $639.3 million for fiscal year 1999 and $482.5 million for the comparable period in fiscal 1998.

     The company is in the process of merging with URS Corporation, which launched a tender offer for all the outstanding shares of Dames & Moore Group common stock for $16.00 a share. The tender is expected to close June 8, 1999 unless extended. Arthur C. Darrow, Chief Executive Officer, stated, "We are pleased that our year-end results met our expectations."

     The Dames & Moore Group, a global engineering and construction services firm, has annualized gross revenues of approximately $1.2 billion. The group's capabilities include general engineering and consulting, process and chemical engineering, transportation planning and design and construction services. Headquartered in Los Angeles, the group has over 250 offices spanning 33 countries.

                                     ####
                              [Table to follow]

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DAMES & MOORE GROUP REPORTS RECORD EARNINGS PER SHARE
MAY 26, 1999
Page 2

                             DAMES & MOORE GROUP
                        STATEMENTS OF EARNINGS (LOSS)
                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                 (UNAUDITED)

                                            THREE MONTHS ENDED          TWELVE MONTHS ENDED
                                         ------------------------     ------------------------
                                         MARCH 26,      MARCH 27,     MARCH 26,      MARCH 27,
                                           1999           1998          1999           1998
                                         (13 WEEKS)     (13 WEEKS)    (52 WEEKS)     (52 WEEKS)
                                         ----------     ----------    ----------     ----------
Gross revenues                            $289,777       $180,943     $1,029,967      $703,902
  Direct costs of outside services         104,520         60,203        390,621       221,398
                                          --------       --------     ----------      --------
     Net revenues                          185,257        120,740        639,346       482,504
                                          --------       --------     ----------      --------
Operating expenses:
  Salaries and related costs               126,217         85,532        445,594       337,474
  General expenses                          40,228         21,517        123,206        88,401
  Acquisition related restructuring
    and other charges                           --             --         28,276            --
                                          --------       --------     ----------      --------

                                            18,902         13,691         42,270        56,629
                                          --------       --------     ----------      --------

  Depreciation and amortization              3,931          2,431         12,840         9,216
  Amortization of goodwill                   1,676          1,160          5,504         4,600
                                          --------       --------     ----------      --------

Earnings from operations                    13,295         10,100         23,926        42,813
  Investment and other income                  803            460          1,231           997
  Interest expense                          (5,585)        (2,648)       (18,481)      (10,292)
                                          --------       --------     ----------      --------

Earnings before income taxes                 8,513          7,912          6,676        33,518
  Income taxes                               3,655          3,571          4,129        14,188
                                          --------       --------     ----------      --------

Earnings before extraordinary item           4,858          4,341          2,547        19,330
  Extraordinary item (net of applicable
    income tax benefit of $1,737)               --             --         (2,850)           --
                                          --------       --------     ----------      --------

Net earnings (loss)                       $  4,858       $  4,341     $     (303)     $ 19,330
                                          --------       --------     ----------      --------
                                          --------       --------     ----------      --------

Cash dividends declard per share          $   0.03       $   0.03     $     0.12      $   0.12
                                          --------       --------     ----------      --------
                                          --------       --------     ----------      --------

Earnings (loss) per share--Basic          $   0.27       $   0.24     $    (0.02)     $   1.08
                                          --------       --------     ----------      --------
                                          --------       --------     ----------      --------

Earnings (loss) per share--Diluted        $   0.27       $   0.24     $    (0.02)     $   1.07
                                          --------       --------     ----------      --------
                                          --------       --------     ----------      --------

Weighted average number of share--Basic     18,215         17,914         18,237        17,890
                                          --------       --------     ----------      --------
                                          --------       --------     ----------      --------

Weighted average number of share--Diluted   18,291         18,074         18,319        18,048
                                          --------       --------     ----------      --------
                                          --------       --------     ----------      --------

DAMES & MOORE GROUP REPORTS RECORD EARNINGS PER SHARE
MAY 26, 1999
Page 3

                             DAMES & MOORE GROUP
                       STATEMENTS OF FINANCIAL POSITION
                               (IN THOUSANDS)
                                 (UNAUDITED)

                                                            MARCH 26,          MARCH 27,
                                                              1999               1998
                                                            ---------          ---------
ASSETS
Current assets                                               $366,506           $228,129
Property and equipment, net                                    57,518             23,397
Goodwill of acquired businesses                               159,918            117,849
Investments in affiliates and other assets                     50,637             16,986
                                                             --------           --------
                                                             $634,579           $386,361
                                                             --------           --------
                                                             --------           --------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities                                          $182,336           $ 98,559
Long-term debt                                                284,147            132,010
Other long-term debt                                           21,176              5,883
Shareholders' equity                                          146,920            149,909
                                                             --------           --------
                                                             $634,579           $386,361
                                                             --------           --------
                                                             --------           --------